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                                                                     Exhibit 5.1
           [LETTERHEAD OF SWIDLER & BERLIN, CHARTERED APPEARS HERE]

                                August 5, 1996

Telco Communications Group, Inc.
4219 Lafayette Center Drive
Chantilly, Virginia  20151

        Re:  Issuance of Shares of Common Stock by
             Telco Communications Group, Inc.
             -------------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Telco Communications Group, Inc.
(the "Company") in connection with the Company's filing pursuant to the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-1, File No. 333-5857 (the "Registration Statement"), relating to (i) the issuance of 6,100,000 shares of common stock, no par value per share (the "Common Stock"), of the Company and the possible issuance of up to an additional 1,305,000 shares pursuant to the exercise of an over-allotment option by the underwriters and managers, and (ii) the sale of up to 2,600,000 shares of Common Stock by certain shareholders of the Company. You have requested our opinion as to certain matters with respect to the issuance of the Common Stock.

        We have examined such corporate records of the Company, including its Restated Articles of Incorporation, its Amended and Restated Bylaws, and resolutions of the Board of Directors and shareholders of the Company as well as such other documents as we deem necessary for rendering the opinion hereinafter expressed.

        On the basis of the foregoing, we are of the opinion that the Common Stock has been duly authorized by the Board of Directors of the Company and, when issued and sold as described in the Registration Statement, the Common Stock will be legally issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the caption "Legal Matters" in the Prospectus filed as a part of the Registration Statement.

                                        Sincerely yours,


                                        SWIDLER & BERLIN,CHARTERED